BEAR STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Part I of II

New Issue Computational Materials

$1,388,802,000 (Approximate)

Impac Secured Assets Corp.,
Mortgage Pass-Through Certificates, Series 2006-4

Impac Funding Corporation
Seller and Master Servicer

Impac Secured Assets Corp.
Depositor

October 30, 2006

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131328) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the definitive free writing prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$1,388,802,000 (Approximate)

Characteristics of the Certificates (1) (2) (3)

Class	Original Principal Balance	Coupon	Tranche Type	WAL to call (years)	Principal Window (mos.)	Last Scheduled Distribution Date	Expected Ratings (Mdy’s/S&P)
A-1	586,846,000	(4)(5)	Super Senior	2.90	1 - 81	12/25/36	Aaa/AAA
A-2A	224,301,000	(4)(5)	Super Senior Sequential	1.00	1 - 21	12/25/36	Aaa/AAA
A-2B	235,915,000	(4)(5)	Super Senior Sequential	3.00	21 - 58	12/25/36	Aaa/AAA
A-2C	126,630,000	(4)(5)	Super Senior Sequential	6.09	58 - 81	12/25/36	Aaa/AAA
A-M	130,410,000	(4)(5)	Support Senior	2.90	1 - 81	12/25/36	Aaa/AAA
M-1	18,900,000	(4)(5)	Mezzanine	4.80	37 - 81	12/25/36	Aa1/AA+
M-2	17,500,000	(4)(5)	Mezzanine	4.79	37 - 81	12/25/36	Aa2/AA
M-3	9,800,000	(4)(5)	Mezzanine	4.79	37 - 81	12/25/36	Aa3/AA
M-4	7,000,000	(4)(5)	Mezzanine	4.79	37 - 81	12/25/36	A1/AA-
M-5	7,700,000	(4)(5)	Mezzanine	4.79	37 - 81	12/25/36	A2/A+
M-6	7,000,000	(4)(5)	Mezzanine	4.73	37 - 81	12/25/36	A3/A
M-7	4,900,000	(4)(5)	Mezzanine	4.57	37 - 73	12/25/36	Baa1/A-
M-8	4,900,000	(4)(5)	Mezzanine	4.43	37 - 67	12/25/36	Baa2/BBB+
B	7,000,000	(4)(5)	Subordinate	4.14	37 - 62	12/25/36	Baa3/BBB-
Total	$1,388,802,000

Notes:
(1)
The (i) Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-M Certificates (collectively, the “Class A Certificates”), (ii) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the “Class M Certificates”) and (iii) the Class B Certificates (the “Class B Certificates” and, together with the Class M Certificates, the “Subordinate Certificates”). The Class A Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates.”

(2)	The Certificates are subject to a +/-5% variance.
(3)	Based on the collateral prepayment assumptions described under “Pricing Prepayment Speed” herein, and priced to call.
(4)	The Pass-Through Rate for each Class of Certificates will be equal to the least of (a) one-month LIBOR plus the margin for such Class, (b) 11.50% per annum and (c) the applicable Net WAC Rate.
(5)
The Offered Certificates will be priced to the call. In the event that an optional clean-up call does not occur on the earliest possible date, (i) the margin for the Class A Certificates will increase by 2x and (ii) the margin for the Subordinate Certificates will increase by 1.5x.

Trust:	Mortgage Pass-Through Certificates, Series 2006-4.

Depositor:	Impac Secured Assets Corp.

Seller:	Impac Funding Corporation.

Master Servicer:	Impac Funding Corporation.

Sub-Servicers:	Countrywide Home Loans Servicing LP and GMAC Mortgage Corporation will act as sub-servicers with respect to approximately [93]% and [7]% of the Mortgage Loans respectively.

Lead Manager:	Bear, Stearns & Co. Inc.

Co-Manager:	Countrywide Securities Corporation.

Trustee:	Deutsche Bank National Trust Company.

Swap Provider:	[________________]. The Swap Provider will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Yield Maintenance Provider(s):	[________________]. The Yield Maintenance Provider(s) will be rated at least “A” by Standard and Poor’s and at least “A2” by Moody’s Investors Service.

Derivative Administrator:	[Deutsche Bank National Trust Company].

Offered Certificates:
The (i) Class A-1 Certificates (the “Class A-1 Certificates”), (ii) Class A-2A, Class A-2B and Class A-2C Certificates (collectively, the “Class A-2 Certificates”), (iii) Class A-M Certificates (the “Class A-M Certificates”, together with the Class A-1 Certificates and Class A-2 Certificates, the “Class A Certificates”), (iv) Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the “Class M Certificates”) and (v) Class B Certificates (collectively, the “Class B Certificates” together with the “Class M Certificates”, the “Subordinate Certificates”). The Class A Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates.”

Non-Offered Certificates:
The “Non-Offered Certificates” consist of the Class C, Class P and Class R Certificates. The Offered Certificates and Non-Offered Certificates are collectively referred to herein as the “Certificates.”

Registration:	Book-Entry form, same day funds through DTC, Clearstream and Euroclear.

Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, that qualify under an investor-based prohibited transaction class exemption, as described in the prospectus.

SMMEA Treatment:	The Class A, Class M and Class B Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Sample Pool Calculation Date:	October 1, 2006.

Cut-off Date:
For each Mortgage Loan delivered to the Trust on the Closing Date, the later of November 1, 2006 or the origination date of such Mortgage Loan. The Trust will be entitled to all payments due after November 1, 2006.

Expected Pricing Date:	November [3], 2006.

Expected Closing Date:	November 16, 2006.

Distribution Date:	The 25th day of each month (or, if such day is not a business day, the next succeeding business day) commencing in December 2006.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The “Interest Accrual Period” for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day basis).

Optional Call:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:

Prepayment Speed:

Fixed Rate Mortgage Loans
100% PPC, which assumes 23% HEP (i.e., prepayments start at 2.3% CPR in month one, and increase by 2.3% CPR each month to 23% CPR in month ten, and remain at 23% CPR thereafter).

Adjustable Rate and 2 Year Fixed/28 Year Adjustable Rate Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter.

3 Year Fixed/27 Year Adjustable Rate Hybrid Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 36, increasing to and remaining constant at 65% CPR from month 37 until month 43, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 47 and remaining constant at 35% CPR from month 35 and thereafter.

5, 7 & 10 Year Fixed/25, 23 & 20 Year Adjustable Rate Mortgage Loans
100% PPC, which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 60, increasing to and remaining constant at 65% CPR from month 61 until month 67, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 71 and remaining constant at 35% CPR from month 35 and thereafter.

Mortgage Loans:
The Trust will include mortgage loans (the “Mortgage Loans”) having an aggregate principal balance as of the Sample Pool Calculation Date (the “Sample Pool Calculation Date Balance”) of approximately $1,400,001,647 fixed-rate and adjustable-rate mortgage loans secured by first liens and second liens on the related mortgaged properties (the “Mortgage Loans”) The Mortgage Loans have the characteristics as of the Sample Pool Calculation Date described in the collateral tables included in this free writing prospectus.

The collateral tables included in this free writing prospectus as Part II of II represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the Trust on the Closing Date. The final pool of Mortgage Loans to be included in the Trust will be different from the Sample Pool, although the characteristics of such final pool will not materially differ from the characteristics of the Sample Pool as indicated herein.

Pass-Through Rate:                                          The Pass-Through Rate for each class of Certificates will be equal to the least of (a) one-month LIBOR plus the margin for such class, (b) 11.50% per annum and (c) the applicable Net WAC Rate.

Premium Rate:                                                   Approximately [1.30]% of the Mortgage Loans, by Sample Pool Calculation Date Balance, are covered by lender-paid mortgage insurance policies. The “Premium Rate” for any period will equal the premium rate of each such insured Mortgage Loan for that period expressed as a weighted average rate for the applicable Loan Group. As of the Sample Pool Calculation Date, the Premium Rate of the Mortgage Loans is approximately [1.05]%.

Net Mortgage Rate:                                           The “Net Mortgage Rate” will be a rate equal to the excess of the weighted average of the mortgage rates on the related Mortgage Loans minus the sum of (a) a weighted average sub-servicing fee rate (which is expected to be approximately [0.34]% as of the Closing Date), (b) a master servicing fee rate of [0.03]%, and (c) the Premium Rate, expressed as a rate per annum of the aggregate principal balance of the related Mortgage Loans (in the case of (d), weighted on the basis of the principal balances of the related Mortgage Loans as of the prior due period).

Net WAC Rate:                                                   With respect to the Class A, Class M and Class B Certificates and any Distribution Date, a per annum rate equal to the excess, if any, of (A) a per annum rate equal to the net mortgage rate over (B) the sum of (1) a per annum rate equal to the Net Swap Payment with respect to the Swap Contract payable to the Swap Provider on such Distribution Date, divided by the outstanding stated principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, multiplied by 12, and (2) a per annum rate equal to any Swap Termination Payment with respect to the Swap Contract not due to a Swap Provider Trigger Event payable to the Swap Provider on such Distribution Date, divided by the outstanding stated principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, multiplied by 12. The Net WAC Rate will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate
Shortfall:                                                              Any shortfalls in interest payments on a Class A, Class M or Class B Certificates resulting from the excess, if any, of (a) interest accrued on the related Certificates at one-month LIBOR plus the related margin (up to the maximum rate of 11.50% per annum) over (b) interest accrued on the related Certificates at the related Net WAC Rate (any such shortfalls, “Net WAC Rate Shortfalls”), on each Distribution Date, plus unpaid Net WAC Rate Shortfalls from prior Distribution Dates to be paid in the current month or carried forward for payment on subsequent Distribution Dates, together with interest thereon at the Pass-Through Rate for the current Distribution Date, to the extent of amounts available from Excess Cash Flow, as described under “Certificates Priority of Distributions” below.

Swap Agreement:                                                The Certificateholders will benefit from a Swap Agreement with notional amounts and swap rates set forth on page 30 of this free writing prospectus.

Swap Agreement

The Certificateholders will benefit from the Swap Agreement with the notional amounts and swap rate set forth on page 30 of this free writing prospectus. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in December 2006 and ending with the Distribution Date in October 2013, (i) the Trust shall be obligated to pay the Swap Provider a fixed amount for such Distribution Date equal to the product of (x) a fixed per annum rate for such Distribution Date as set forth on page 30 of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page 30 of this free writing prospectus, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the Effective Date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and (ii) the Swap Provider will be required to pay to the Trust a floating amount for such Distribution Date equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the notional amount for such Distribution Date as set forth on page 30 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the Swap Agreement) and the denominator of which is 360.

Under the Swap Agreement described above, only the related net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date. Generally, any Net Swap Payment due to the Swap Provider on any Distribution Date will be paid prior to distributions to the related certificateholders. Generally, the related Net Swap Payment will be deposited into a derivative account (the “Derivative Account”) by the Derivative Administrator pursuant to the derivative administration agreement, and amounts on deposit in the related Derivative Account will be distributed in accordance with the terms set forth in the derivative administration agreement. Upon early termination of a Swap Agreement, the Trust or the Swap Provider may be obligated to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party, regardless of which party caused the termination. The related Swap Termination Payment will be computed in accordance with the procedures set forth in the related Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, such amount generally will be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full, prior to distributions to certificateholders (other than Swap Termination Payments attributable to a Swap Provider trigger event). The entitlement to certain payments from the Swap Account, as described above, and not the Swap Agreements themselves, will be assets of the Trust.

Yield Maintenance Agreements:                      The Certificateholders will benefit from two Yield Maintenance Agreements with notional amounts and cap rates set forth on pages 31 and 32 of this free writing prospectus.

Yield Maintenance Agreement I

The Certificateholders will benefit from the Yield Maintenance Agreement I with notional amounts and strike rates set forth on page 31 of this free writing prospectus. Under the Yield Maintenance Agreement I, on or before each Distribution Date commencing with the Distribution Date in December 2006, and ending with the Distribution Date in November 2011, the Yield Maintenance Agreement I Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (a) One-Month LIBOR as determined pursuant to the Yield Maintenance Agreement I over (b) the related cap rate as set forth on page 31 of this free writing prospectus, (y) the notional amount for such Distribution Date as set forth on page 31 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Yield Maintenance Agreement, and the denominator of which is 360.

Yield Maintenance Agreement II

The Certificateholders will benefit from the Yield Maintenance Agreement II with notional amounts and strike rates set forth on page 32 of this free writing prospectus. Under the Yield Maintenance Agreement II, on or before each Distribution Date commencing with the Distribution Date in November 2011, and ending with the Distribution Date in August 2013, the Yield Maintenance Agreement II Provider will be obligated to make a payment for that Distribution Date equal to the product of (x) the excess, if any, of (a) One-Month LIBOR as determined pursuant to the Yield Maintenance Agreement II over (b) a cap rate equal to 7.250%, (y) the notional amount for such Distribution Date as set forth on page 32 of this free writing prospectus, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Yield Maintenance Agreement, and the denominator of which is 360.

Credit Enhancement:                                          The Trust will include the following credit enhancement mechanisms, each of which is intended to provide credit support for some or all of the Offered Certificates, as the case may be:

1)	Subordination
2)	Overcollateralization
3)	Excess Cashflow
4)	Swap Agreement
5)	Yield Maintenance Agreements

Class	Moody’s / S&P	Subordination (at closing; as a % of Original Pool Balance)	Subordination (after Stepdown Date; as a % of Current Pool Balance)
A-1*	Aaa/AAA	6.85%	13.70%
A-2A*	Aaa/AAA	6.85%	13.70%
A-2B*	Aaa/AAA	6.85%	13.70%
A-2C*	Aaa/AAA	6.85%	13.70%
A-M	Aaa/AAA	6.85%	13.70%
M-1	Aa1/AA+	5.50%	11.00%
M-2	Aa2/AA	4.25%	8.50%
M-3	Aa3/AA	3.55%	7.10%
M-4	A1/AA-	3.05%	6.10%
M-5	A2/A+	2.50%	5.00%
M-6	A3/A	2.00%	4.00%
M-7	Baa1/A-	1.65%	3.30%
M-8	Baa2/BBB+	1.30%	2.60%
B	Baa3/BBB-	0.80%	1.60%
*Excludes the subordination provided by Class A-M.

Subordination:                                                    The Class M Certificates and Class B Certificates will be subordinate to, and provide credit support for, the Class A Certificates. Among the Class M Certificates and Class B Certificates, subordination will rank in priority from highest to lowest in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, with each subsequent class providing credit support for the prior class or classes, if any. In addition, the Class A-M Certificates will serve as credit support for the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates.

Overcollateralization:
With respect to any Distribution Date, the outstanding principal balance of the Mortgage Loans as of the last day of the related due period less the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates (after taking into account all distributions of principal on such Distribution Date).

Any realized losses on the Mortgage Loans will be covered first by the Excess Cashflow and then by Overcollateralization, if any. If Overcollateralization is thereafter reduced, the Excess Cashflow will be directed to pay principal on the related Certificates, resulting in the limited acceleration of the Certificates relative to the amortization of the Mortgage Loans, until Overcollateralization reaches the Overcollateralization Target. Upon this event, the acceleration feature will cease, unless the amount of Overcollateralization is reduced below the Overcollateralization Target by realized losses.

Overcollateralization Target:                          For each Distribution Date prior to the Stepdown Date, 0.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Overcollateralization Target”). The initial amount of Overcollateralization will be approximately 0.80%.

On or after the Stepdown Date, the Overcollateralization Target will be equal to 1.60% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor of 0.50% (the “Overcollateralization Floor”) of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; provided, however, that if a Trigger Event (as described herein) is in effect on the related Distribution Date, the Overcollateralization Target will be equal to the Overcollateralization Target on the prior Distribution Date.

Excess Cashflow:                                               “Excess Cashflow” for for any Distribution Date will be equal to the available funds remaining after interest and principal distributions as described under “Certificates Priority of Distributions.”

Trigger Event:                                                    A “Trigger Event” will be in effect on a Distribution Date on or after the Stepdown Date if either (or both) a Delinquency Trigger or a Cumulative Loss Trigger is in effect on such Distribution Date.

Delinquency Trigger:                                       With respect to the related Certificates, a “Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosures, and REO) for the outstanding Mortgage Loans equals or exceeds [42.25]% times the Senior Enhancement Percentage. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to: (a) the excess of (i) the aggregate stated principal balance of the Mortgage Loans for the preceding Distribution Date, over (ii) the aggregate Certificate Principal Balance of the most senior class or classes of Certificates as of the preceding master servicer advance date, and the denominator of which is equal to (b) the aggregate stated principal balance of the Mortgage Loans for the preceding Distribution Date.

Cumulative Loss
Trigger:                                                               With respect to the Certificates, a “Cumulative Loss Trigger” will occur if the aggregate amount of realized losses on the Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, as set forth below:

Period (month)	Percentage
25 - 36	[0.30]% with respect to November 2008, plus an additional 1/12th of [0.40]% for each month thereafter
37 - 48	[0.70]% with respect to November 2009, plus an additional 1/12th of [0.50]% for each month thereafter
49 - 60	[1.20]% with respect to November 2010, plus an additional 1/12th of [0.50]% for each month thereafter
61 - 72	[1.70]% with respect to November 2011, plus an additional 1/12th of [0.35]% for each month thereafter
73+	[2.05]%

Allocated Realized
Loss Amounts:                                                    With respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of any realized loss allocated to that class of certificates on that Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from any previous Distribution Date.

Stepdown Date:                                                   The earlier to occur of (x) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (y) the later to occur of: (i) the Distribution Date in December 2009 or (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is less than or equal to [86.30]% of the aggregate principal balance of the Mortgage Loans for such Distribution Date.

Certificate Principal Balance:                        With respect to any Certificate as of any date of determination, the initial Certificate Principal Balance thereof, increased by any subsequent recoveries allocated thereto, and reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof in connection with allocations of Realized Losses.

Allocation of Losses:                                         Any realized losses on the Mortgage Loans not covered by Excess Cashflow or Overcollateralization will be allocated to each class of Class M Certificates and Class B Certificates, in the following order: to the Class B, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in each case until the respective Certificate Principal Balance of such class has been reduced to zero. In addition, if the aggregate Certificate Principal Balance of the Class M Certificates and Class B Certificates is reduced to zero as a result of the allocation of realized losses, any additional realized losses will be allocable pro rata to the Class A Certificates based on the Certificate Principal Balances until in each case the Certificate Principal Balance thereof is reduced to zero; provided however that any losses otherwise allocable to the Class A-1, Class A-2A, Class A-2B and Class A-2C Certificates will first be allocated to the Class A-M Certificates until the Certificate Principal Balance thereof is reduced to zero.

Certificates Priority
of Distributions:                                                 Available funds from the Mortgage Loans (which are net of any servicing, master servicing fees and private mortgage insurance premium fees) will be distributed in the following order of priority:

1)
From available funds to the Swap Account, any Net Swap Payment and Swap Termination Payment for such Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider trigger event) owed to the Swap Provider;

2)
Interest funds, sequentially, as follows: (a) first, current and unpaid interest, to the Class A Certificates, pro rata based on their entitlement, then (b) current interest, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates;

3)
Principal funds, (i) to the Class A Certificates, as more fully described under “Class A Certificates Principal Distributions” below, then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, each as described more fully under “Principal Paydown” below;

4)	Excess Cashflow, as principal to the Class A, Class M and Class B Certificates to restore or maintain Overcollateralization, as described under “Overcollateralization Target;”

5)	Any remaining Excess Cashflow to pay any Allocated Realized Loss Amounts to the Class A Certificates, pro rata, based on the unpaid realized loss amount for such class of certificates;

6)
Any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case first to pay any unpaid interest for such class and then to pay any Allocated Realized Loss Amounts for such class;

7)
Any remaining Excess Cashflow to the Net WAC Rate shortfall reserve fund to pay the Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof, to the extent needed to pay any remaining Net WAC Rate Shortfall Amount for each such class; provided that any Excess Cashflow remaining after such allocation to pay Net WAC Rate Shortfalls based on the Certificate Principal Balances of these Certificates will be distributed to each such Class of Certificates with respect to which there remains any unpaid Net WAC Rate Shortfalls (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of such unpaid Net WAC Rate Shortfalls;

8)	To the Swap Account, any Swap Termination Payment, owed to the Swap Provider specifically due to a Swap Provider Trigger Event pursuant to the Swap Contract; and

9)	To the Class C Certificates and Class R Certificates, any remaining amounts as described in the pooling and servicing agreement.

Principal Paydown:                                            Prior to the Stepdown Date or if a Trigger Event is in effect on any Distribution Date, 100% of the available principal funds will be paid to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distributions”, however, if the Class A Certificates have been retired, such amounts will be applied sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero.

On any Distribution Date on or after the Stepdown Date, and if a Trigger Event is not in effect on such Distribution Date, the Offered Certificates will be entitled to receive payments of principal in the following order of priority:

(i)
First to the Class A Certificates, as more fully described below under “Class A Certificates Principal Distribution”, such that the unpaid principal of the Class A Certificates in the aggregate will have [13.70]% subordination,

(ii)	second, to the Class M-1 Certificates such that the Class M-1 Certificates will have [11.00]% subordination,

(iii)	third, to the Class M-2 Certificates such that the Class M-2 Certificates will have [8.50]% subordination,

(iv)	fourth, to the Class M-3 Certificates such that the Class M-3 Certificates will have [7.10]% subordination,

(v)	fifth, to the Class M-4 Certificates such that the Class M-4 Certificates will have [6.10]% subordination,

(vi)	sixth, to the Class M-5 Certificates such that the Class M-5 Certificates will have [5.00]% subordination,

(vii)	seventh, to the Class M-6 Certificates such that the Class M-6 Certificates will have [4.00]% subordination,

(viii)	eighth, to the Class M-7 Certificates such that the Class M-7 Certificates will have [3.30]% subordination,

(ix)	ninth, to the Class M-8 Certificates such that the Class M-8 Certificates will have [2.60]% subordination,

(x)	tenth, to the Class B Certificates such that the Class B Certificates will have [1.60]% subordination.

Class A Certificates Principal Distributions:

Class A Certificates:
Principal will be distributed to the Class A Certificates concurrently and pro rata between the Class A-1, Class A-2 and Class A-M Certificates based on (x) the aggregate Certificate Principal Balance of the Class A-1 Certificates, (y) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B and Class A-2C Certificates and (z) the aggregate Certificate Principal Balance of the Class A-M Certificates, which will further be allocated in the following manner:

(x) to the Class A-1 Certificates until the Class A-1 Certificate Principal Balance thereof is reduced to zero; and

(y) sequentially, to the Class A-2A, Class A-2B and Class A-2C Certificates, in that order, in each case until the Class A-2A, Class A-2B and Class A-2C Certificate Principal Balance thereof is reduced to zero; and

(z) to the Class A-M Certificates until the Class A-M Certificate Principal Balance thereof is reduced to zero.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal paid to the Class A Certificates will have approximately 13.70% of the current balance of the Mortgage Loans as credit enhancement (which is approximately 2x the initial senior enhancement).

Derivative Account:                                            On or before each Distribution Date, as applicable, Net Swap Payments payable by the Swap Provider to the Derivative Administrator under the Swap Agreement and payments payable by each Yield Maintenance Agreement Provider to the Derivative Administrator under Yield Maintenance Agreement I (other than termination payments) and Yield Maintenance Agreement II (other than termination payments) will by deposited by the Derivative Administrator into the Derivative Account. On each Distribution Date, to the extent required, the Derivative Administrator will withdraw the following amounts from the Derivative Account and remit to the Trustee for distribution to the related certificates (after distribution to the certificates of net monthly Excess Cashflow) in the following order of priority:

(1)
concurrently to the Class A Certificates, pro rata, based on entitlement, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the available funds on that Distribution Date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of realized losses;

(2)
sequentially, to the Class M Certificates and Class B Certificates, in that order, in an amount equal to any unpaid interest shortfall amount for such class or classes to the extent not covered by the available funds on that Distribution Date and solely to the extent the unpaid interest shortfall amount is as a result of the interest portion of realized losses;

(3)
to the Class A, Class M and Class B Certificates, an amount equal to any extra principal distribution amount, to the extent not covered by Excess Cashflow on that Distribution Date and solely to the extent the payment of the extra principal distribution amount is as a result of current or prior period realized losses, to be included in the Principal Distribution Amount for that Distribution Date and payable to such holders as part of the principal distribution amount;

(4)
to the Net WAC Rate reserve fund, to pay Net WAC Rate Shortfalls on the Class A, Class M and Class B Certificates, on a pro rata basis, based on the aggregate amount of Net WAC Rate Shortfalls for such class(es) of certificates remaining unpaid, to the extent not covered by Excess Cashflow on that Distribution Date;

(5)	to the Class A Certificates, pro rata, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any Excess Cashflow on that Distribution Date;

(6)
sequentially to the Class M Certificates and Class B Certificates, in an amount equal to any Allocated Realized Loss Amount for such class or classes, to the extent not covered by any Excess Cashflow on that Distribution Date; and

(7)	to pay to the parties named in the Swap Agreement any remaining amounts.

Sensitivity Analysis - To 10% Optional Termination

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-1
Avg. Life (yrs)	21.00	5.56	3.83	2.90	2.34	1.97
Mod. Duration (yrs)	11.69	4.34	3.20	2.52	2.08	1.78
First Principal Payment	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	0	0	0	0	0	0
Window (mo)	346	165	112	81	64	57
Yield (%) @ par	5.65	5.64	5.64	5.64	5.64	5.64

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-2A
Avg. Life (yrs)	14.10	1.72	1.25	1.00	0.85	0.75
Mod. Duration (yrs)	9.37	1.59	1.17	0.94	0.81	0.71
First Principal Payment	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
Last Principal Payment	Jun-26	Feb-10	Feb-09	Aug-08	Apr-08	Feb-08
Lockout (mo)	0	0	0	0	0	0
Window (mo)	235	39	27	21	17	15
Yield (%) @ par	5.53	5.53	5.52	5.52	5.52	5.51

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-2B
Avg. Life (yrs)	23.61	5.61	3.91	3.00	2.36	1.94
Mod. Duration (yrs)	12.79	4.65	3.40	2.68	2.15	1.79
First Principal Payment	Jun-26	Feb-10	Feb-09	Aug-08	Apr-08	Feb-08
Last Principal Payment	Dec-33	Nov-15	Oct-12	Sep-11	Sep-10	Sep-09
Lockout (mo)	234	38	26	20	16	14
Window (mo)	91	70	45	38	30	20
Yield (%) @ par	5.63	5.63	5.63	5.63	5.63	5.63

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-2C
Avg. Life (yrs)	28.37	12.27	8.25	6.09	4.94	4.20
Mod. Duration (yrs)	13.79	8.59	6.41	5.01	4.20	3.63
First Principal Payment	Dec-33	Nov-15	Oct-12	Sep-11	Sep-10	Sep-09
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	324	107	70	57	45	33
Window (mo)	22	58	42	24	19	24
Yield (%) @ par	5.72	5.72	5.72	5.72	5.72	5.72

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-M
Avg. Life (yrs)	21.00	5.56	3.83	2.90	2.34	1.97
Mod. Duration (yrs)	11.63	4.33	3.19	2.52	2.08	1.77
First Principal Payment	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	0	0	0	0	0	0
Window (mo)	346	165	112	81	64	57
Yield (%) @ par	5.71	5.71	5.71	5.70	5.70	5.70

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	26.61	9.22	6.31	4.80	4.08	3.78
Mod. Duration (yrs)	13.29	6.81	5.08	4.05	3.53	3.31
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Jan-10	Mar-10
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	272	58	39	36	37	39
Window (mo)	74	107	73	45	27	18
Yield (%) @ par	5.80	5.80	5.80	5.80	5.80	5.80

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-2
Avg. Life (yrs)	26.61	9.22	6.31	4.79	4.05	3.73
Mod. Duration (yrs)	13.27	6.81	5.08	4.04	3.50	3.27
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Jan-10	Feb-10
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	272	58	39	36	37	38
Window (mo)	74	107	73	45	27	19
Yield (%) @ par	5.82	5.82	5.82	5.82	5.82	5.82

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-3
Avg. Life (yrs)	26.61	9.22	6.31	4.79	4.05	3.71
Mod. Duration (yrs)	13.24	6.80	5.07	4.04	3.50	3.25
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Jan-10	Jan-10
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	272	58	39	36	37	37
Window (mo)	74	107	73	45	27	20
Yield (%) @ par	5.84	5.84	5.84	5.84	5.84	5.84

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-4
Avg. Life (yrs)	26.61	9.22	6.31	4.79	4.05	3.68
Mod. Duration (yrs)	13.14	6.78	5.06	4.03	3.50	3.22
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Jan-10	Jan-10
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	272	58	39	36	37	37
Window (mo)	74	107	73	45	27	20
Yield (%) @ par	5.92	5.91	5.91	5.91	5.91	5.91

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-5
Avg. Life (yrs)	26.61	9.22	6.31	4.79	4.02	3.68
Mod. Duration (yrs)	13.10	6.77	5.05	4.03	3.47	3.21
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Jan-10
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	272	58	39	36	36	37
Window (mo)	74	107	73	45	28	20
Yield (%) @ par	5.95	5.95	5.94	5.94	5.94	5.95

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-6
Avg. Life (yrs)	26.57	9.09	6.22	4.73	3.99	3.64
Mod. Duration (yrs)	13.02	6.69	4.99	3.98	3.44	3.18
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Jan-10
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	272	58	39	36	36	37
Window (mo)	74	107	73	45	28	20
Yield (%) @ par	6.00	6.00	6.00	6.00	6.00	6.00

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-7
Avg. Life (yrs)	26.49	8.81	6.01	4.57	3.94	3.49
Mod. Duration (yrs)	12.32	6.40	4.78	3.82	3.36	3.03
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Dec-09
Last Principal Payment	May-35	Jun-19	Apr-15	Dec-12	Dec-11	Mar-11
Lockout (mo)	272	58	39	36	36	36
Window (mo)	70	93	62	37	25	16
Yield (%) @ par	6.55	6.55	6.55	6.55	6.55	6.55

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-8
Avg. Life (yrs)	26.37	8.45	5.74	4.43	3.81	3.36
Mod. Duration (yrs)	11.75	6.11	4.55	3.68	3.24	2.90
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Dec-09
Last Principal Payment	Jan-35	May-18	Jul-14	Jun-12	Sep-11	Oct-10
Lockout (mo)	272	58	39	36	36	36
Window (mo)	66	80	53	31	22	11
Yield (%) @ par	7.02	7.02	7.02	7.02	7.02	7.02

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class B
Avg. Life (yrs)	25.94	7.60	5.20	4.14	3.46	3.15
Mod. Duration (yrs)	11.38	5.61	4.17	3.44	2.95	2.71
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Dec-09
Last Principal Payment	Jul-34	Jan-17	Jul-13	Jan-12	Feb-11	May-10
Lockout (mo)	272	58	39	36	36	36
Window (mo)	60	64	41	26	15	6
Yield (%) @ 95.578455	7.41	7.82	8.10	8.32	8.54	8.67

Sensitivity Analysis - To Maturity

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-1
Avg. Life (yrs)	21.05	5.95	4.15	3.16	2.53	2.09
Mod. Duration (yrs)	11.70	4.49	3.36	2.67	2.20	1.86
First Principal Payment	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
Last Principal Payment	Oct-36	Mar-33	Jun-27	Sep-22	Jul-19	Mar-17
Lockout (mo)	0	0	0	0	0	0
Window (mo)	359	316	247	190	152	124
Yield (%) @ par	5.65	5.65	5.65	5.65	5.65	5.65

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-2A
Avg. Life (yrs)	14.10	1.72	1.25	1.00	0.85	0.75
Mod. Duration (yrs)	9.37	1.59	1.17	0.94	0.81	0.71
First Principal Payment	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
Last Principal Payment	Jun-26	Feb-10	Feb-09	Aug-08	Apr-08	Feb-08
Lockout (mo)	0	0	0	0	0	0
Window (mo)	235	39	27	21	17	15
Yield (%) @ par	5.53	5.53	5.52	5.52	5.52	5.51

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-2B
Avg. Life (yrs)	23.61	5.61	3.91	3.00	2.36	1.94
Mod. Duration (yrs)	12.79	4.65	3.40	2.68	2.15	1.79
First Principal Payment	Jun-26	Feb-10	Feb-09	Aug-08	Apr-08	Feb-08
Last Principal Payment	Dec-33	Nov-15	Oct-12	Sep-11	Sep-10	Sep-09
Lockout (mo)	234	38	26	20	16	14
Window (mo)	91	70	45	38	30	20
Yield (%) @ par	5.63	5.63	5.63	5.63	5.63	5.63

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-2C
Avg. Life (yrs)	28.61	14.07	9.72	7.27	5.81	4.74
Mod. Duration (yrs)	13.84	9.27	7.14	5.71	4.76	4.01
First Principal Payment	Dec-33	Nov-15	Oct-12	Sep-11	Sep-10	Sep-09
Last Principal Payment	Oct-36	Mar-33	Jun-27	Sep-22	Jul-19	Mar-17
Lockout (mo)	324	107	70	57	45	33
Window (mo)	35	209	177	133	107	91
Yield (%) @ par	5.72	5.74	5.74	5.75	5.75	5.74

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class A-M
Avg. Life (yrs)	21.05	5.95	4.15	3.16	2.53	2.09
Mod. Duration (yrs)	11.64	4.47	3.35	2.67	2.20	1.86
First Principal Payment	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06	Dec-06
Last Principal Payment	Oct-36	Mar-33	Jun-27	Sep-22	Jul-19	Mar-17
Lockout (mo)	0	0	0	0	0	0
Window (mo)	359	316	247	190	152	124
Yield (%) @ par	5.71	5.71	5.72	5.72	5.72	5.71

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	26.70	9.80	6.78	5.17	4.34	3.91
Mod. Duration (yrs)	13.31	7.05	5.33	4.28	3.70	3.40
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Jan-10	Mar-10
Last Principal Payment	Jun-36	Jul-25	Mar-20	Oct-16	Jun-14	Nov-12
Lockout (mo)	272	58	39	36	37	39
Window (mo)	83	166	121	83	54	33
Yield (%) @ par	5.80	5.81	5.81	5.81	5.81	5.80

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-2
Avg. Life (yrs)	26.69	9.69	6.70	5.09	4.25	3.83
Mod. Duration (yrs)	13.28	7.00	5.28	4.23	3.64	3.33
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Jan-10	Feb-10
Last Principal Payment	Apr-36	Jun-24	Apr-19	Feb-16	Dec-13	May-12
Lockout (mo)	272	58	39	36	37	38
Window (mo)	81	153	110	75	48	28
Yield (%) @ par	5.82	5.83	5.83	5.83	5.83	5.83

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-3
Avg. Life (yrs)	26.67	9.55	6.60	5.01	4.19	3.78
Mod. Duration (yrs)	13.25	6.94	5.23	4.18	3.60	3.30
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Jan-10	Jan-10
Last Principal Payment	Mar-36	Feb-23	Apr-18	Apr-15	Apr-13	Feb-12
Lockout (mo)	272	58	39	36	37	37
Window (mo)	80	137	98	65	40	26
Yield (%) @ par	5.84	5.85	5.85	5.85	5.85	5.85

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-4
Avg. Life (yrs)	26.66	9.44	6.51	4.94	4.13	3.73
Mod. Duration (yrs)	13.15	6.87	5.17	4.13	3.55	3.25
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Jan-10	Jan-10
Last Principal Payment	Jan-36	Mar-22	Aug-17	Sep-14	Nov-12	Dec-11
Lockout (mo)	272	58	39	36	37	37
Window (mo)	78	126	90	58	35	24
Yield (%) @ par	5.92	5.92	5.92	5.92	5.92	5.92

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-5
Avg. Life (yrs)	26.63	9.32	6.39	4.86	4.05	3.71
Mod. Duration (yrs)	13.10	6.81	5.10	4.07	3.49	3.23
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Jan-10
Last Principal Payment	Nov-35	Sep-21	Jan-17	Apr-14	Jul-12	Nov-11
Lockout (mo)	272	58	39	36	36	37
Window (mo)	76	120	83	53	32	23
Yield (%) @ par	5.95	5.95	5.95	5.95	5.95	5.95

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-6
Avg. Life (yrs)	26.57	9.09	6.22	4.73	3.99	3.64
Mod. Duration (yrs)	13.02	6.69	4.99	3.98	3.44	3.18
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Jan-10
Last Principal Payment	Sep-35	Aug-20	Mar-16	Aug-13	Mar-12	Aug-11
Lockout (mo)	272	58	39	36	36	37
Window (mo)	74	107	73	45	28	20
Yield (%) @ par	6.00	6.00	6.00	6.00	6.00	6.00

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-7
Avg. Life (yrs)	26.49	8.81	6.01	4.57	3.94	3.49
Mod. Duration (yrs)	12.32	6.40	4.78	3.82	3.36	3.03
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Dec-09
Last Principal Payment	May-35	Jun-19	Apr-15	Dec-12	Dec-11	Mar-11
Lockout (mo)	272	58	39	36	36	36
Window (mo)	70	93	62	37	25	16
Yield (%) @ par	6.55	6.55	6.55	6.55	6.55	6.55

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class M-8
Avg. Life (yrs)	26.37	8.45	5.74	4.43	3.81	3.36
Mod. Duration (yrs)	11.75	6.11	4.55	3.68	3.24	2.90
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Dec-09
Last Principal Payment	Jan-35	May-18	Jul-14	Jun-12	Sep-11	Oct-10
Lockout (mo)	272	58	39	36	36	36
Window (mo)	66	80	53	31	22	11
Yield (%) @ par	7.02	7.02	7.02	7.02	7.02	7.02

Percent of Pricing Speed	0%	50%	75%	100%	125%	150%

Class B
Avg. Life (yrs)	25.94	7.60	5.20	4.14	3.46	3.15
Mod. Duration (yrs)	11.38	5.61	4.17	3.44	2.95	2.71
First Principal Payment	Aug-29	Oct-11	Mar-10	Dec-09	Dec-09	Dec-09
Last Principal Payment	Jul-34	Jan-17	Jul-13	Jan-12	Feb-11	May-10
Lockout (mo)	272	58	39	36	36	36
Window (mo)	60	64	41	26	15	6
Yield (%) @ 95.578455	7.41	7.82	8.10	8.32	8.54	8.67

Available Funds Cap -Indices @ Spot
Period	Class A & M & B (%)	Period	Class A & M & B (%)
1	5.50	42	7.10
2	7.01	43	6.94
3	7.01	44	7.10
4	7.31	45	6.94
5	7.01	46	6.94
6	7.10	47	7.10
7	7.01	48	6.94
8	7.10	49	7.11
9	7.01	50	6.94
10	7.01	51	6.94
11	7.11	52	7.47
12	7.01	53	6.94
13	7.10	54	7.11
14	7.00	55	6.94
15	7.00	56	7.11
16	7.22	57	6.95
17	6.99	58	7.00
18	7.10	59	7.43
19	6.99	60	7.28
20	7.10	61	7.49
21	6.98	62	7.25
22	6.98	63	7.24
23	7.11	64	7.73
24	6.98	65	7.24
25	7.11	66	7.47
26	6.98	67	7.23
27	6.97	68	7.47
28	7.39	69	7.23
29	6.97	70	7.22
30	7.10	71	7.46
31	6.96	72	7.22
32	7.10	73	7.46
33	6.96	74	7.22
34	6.96	75	7.22
35	7.11	76	7.98
36	6.97	77	7.22
37	7.10	78	7.46
38	6.94	79	7.22
39	6.94	80	7.45
40	7.45	81	7.22
41	6.94

Available Funds Cap -Indices @ 20%
Period	Class A & M & B (%)	Period	Class A & M & B (%)
1	19.56	42	15.46
2	21.08	43	15.26
3	21.09	44	15.39
4	21.41	45	15.19
5	21.12	46	15.15
6	21.23	47	15.29
7	21.15	48	15.09
8	21.25	49	15.21
9	21.17	50	15.01
10	21.18	51	14.98
11	21.28	52	15.47
12	20.98	53	14.90
13	20.86	54	15.03
14	20.55	55	14.83
15	20.33	56	14.96
16	20.35	57	14.76
17	19.92	58	14.99
18	19.83	59	15.60
19	19.53	60	18.03
20	19.45	61	17.10
21	19.14	62	16.56
22	18.96	63	16.34
23	18.91	64	16.75
24	18.62	65	16.03
25	18.57	66	16.23
26	18.28	67	15.81
27	18.11	68	15.99
28	18.36	69	15.62
29	17.78	70	15.54
30	17.75	71	15.79
31	17.46	72	15.50
32	17.43	73	15.72
33	17.14	74	15.35
34	16.99	75	15.28
35	17.01	76	16.14
36	16.73	77	15.14
37	15.60	78	15.41
38	15.41	79	15.04
39	15.38	80	15.26
40	15.86	81	14.90
41	15.32

Excess Interest - Forward Indices
Period	Excess Interest (%)	Period	Excess Interest (%)
1	0.00	42	1.79
2	1.25	43	1.68
3	1.23	44	1.78
4	1.67	45	1.67
5	1.30	46	1.67
6	1.52	47	1.77
7	1.38	48	1.65
8	1.61	49	1.77
9	1.48	50	1.64
10	1.54	51	1.63
11	1.66	52	1.98
12	1.63	53	1.62
13	1.69	54	1.75
14	1.66	55	1.60
15	1.67	56	1.74
16	1.78	57	1.59
17	1.69	58	1.63
18	1.75	59	2.01
19	1.70	60	1.97
20	1.76	61	2.15
21	1.70	62	1.98
22	1.70	63	2.00
23	1.77	64	2.35
24	1.71	65	2.02
25	1.78	66	2.20
26	1.71	67	2.04
27	1.71	68	2.21
28	1.94	69	2.05
29	1.71	70	2.05
30	1.79	71	2.23
31	1.71	72	2.06
32	1.79	73	2.23
33	1.71	74	2.06
34	1.70	75	2.06
35	1.80	76	2.57
36	1.71	77	2.07
37	1.82	78	2.24
38	1.70	79	2.07
39	1.70	80	2.25
40	2.00	81	2.08
41	1.69

Swap Agreement Notional Balance Schedule

Period	Notional Balance ($)	Rate	Period	Notional Balance ($)	Rate	Period	Notional Balance ($)	Rate
1	1,079,261,055	5.16552	29	408,723,114	5.15863	57	127,841,062	5.15259
2	1,074,161,977	5.16551	30	390,505,219	5.15832	58	123,907,178	5.15259
3	1,066,727,500	5.16550	31	373,086,460	5.15800	59	94,981,058	5.14163
4	1,056,943,194	5.16549	32	356,431,184	5.15768	60	9,763,191	5.08321
5	1,044,808,822	5.16547	33	340,505,358	5.15735	61	4,839,317	5.17704
6	1,030,338,710	5.16546	34	325,276,491	5.15701	62	4,690,233	5.17704
7	1,013,562,207	5.16545	35	310,713,554	5.15667	63	4,545,698	5.17704
8	994,524,642	5.16544	36	296,787,008	5.15729	64	4,405,575	5.17704
9	973,286,903	5.16542	37	238,414,702	5.15259	65	4,269,728	5.17704
10	949,936,989	5.16541	38	231,118,712	5.15259	66	4,138,030	5.17704
11	924,566,460	5.16540	39	224,043,887	5.15259	67	4,010,354	5.17704
12	884,880,006	5.16520	40	217,184,091	5.15259	68	3,886,578	5.17704
13	845,613,241	5.16499	41	210,532,300	5.15259	69	3,766,584	5.17704
14	808,091,342	5.16477	42	204,082,974	5.15259	70	3,650,258	5.17704
15	772,235,539	5.16454	43	197,829,383	5.15259	71	3,537,487	5.17704
16	737,970,670	5.16432	44	191,765,528	5.15259	72	3,428,165	5.17704
17	705,225,011	5.16409	45	185,886,413	5.15259	73	3,322,187	5.17704
18	673,930,120	5.16386	46	180,185,683	5.15259	74	3,219,451	5.17704
19	644,020,681	5.16362	47	174,658,443	5.15259	75	3,119,859	5.17704
20	615,434,360	5.16338	48	169,298,933	5.15259	76	3,023,316	5.17704
21	588,111,672	5.16208	49	164,102,876	5.15259	77	2,929,728	5.17704
22	561,995,842	5.16182	50	159,064,800	5.15259	78	2,839,007	5.17704
23	537,032,686	5.16156	51	154,179,854	5.15259	79	2,751,064	5.17704
24	513,170,567	5.16150	52	149,443,942	5.15259	80	2,665,816	5.17704
25	490,360,048	5.15984	53	144,852,189	5.15259	81	2,583,182	5.17704
26	468,554,002	5.15954	54	140,400,148	5.15259	82	2,503,080	5.17704
27	447,707,458	5.15925	55	136,083,514	5.15259	83	2,425,435	5.17704
28	427,777,488	5.15894	56	131,898,456	5.15259

Yield Maintenance Agreement I Notional Balance Schedule

Period	Notional Balance ($)	Cap Rate	Period	Notional Balance ($)	Cap Rate
1	261,353,472	5.10425	31	120,548,856	5.10318
2	260,098,860	5.10417	32	116,865,542	5.10318
3	258,278,226	5.10408	33	113,293,870	5.10318
4	255,888,236	5.10399	34	109,830,672	5.10318
5	252,928,896	5.10390	35	106,472,464	5.10318
6	249,403,866	5.10381	36	103,215,966	5.10318
7	245,320,262	5.10371	37	100,058,374	5.10318
8	240,689,352	5.10361	38	96,996,704	5.10318
9	235,525,906	5.10350	39	94,027,848	5.10318
10	229,848,474	5.10340	40	91,149,172	5.10318
11	223,679,592	5.10329	41	88,357,820	5.10318
12	217,074,318	5.10319	42	85,651,340	5.10318
13	210,470,546	5.10319	43	83,027,102	5.10318
14	204,066,398	5.10318	44	80,482,442	5.10318
15	197,855,702	5.10318	45	78,015,238	5.10318
16	191,832,704	5.10318	46	75,622,976	5.10318
17	185,991,744	5.10318	47	73,303,466	5.10317
18	180,327,422	5.10318	48	71,054,376	5.10317
19	174,834,486	5.10318	49	68,873,778	5.10317
20	169,507,550	5.10318	50	66,759,566	5.10317
21	164,341,670	5.10318	51	64,709,588	5.10317
22	159,332,276	5.10318	52	62,722,088	5.10317
23	154,474,416	5.10318	53	60,795,142	5.10317
24	149,763,554	5.10318	54	58,926,836	5.10317
25	145,195,182	5.10318	55	57,115,348	5.10317
26	140,765,264	5.10318	56	55,359,026	5.10317
27	136,469,452	5.10318	57	53,656,286	5.10317
28	132,303,746	5.10318	58	52,005,398	5.10317
29	128,264,296	5.10318	59	48,185,720	5.09826
30	124,347,196	5.10318	60	15,264,320	4.99300

Yield Maintenance Agreement II Notional Balance Schedule

Period	Notional Balance ($)	Cap Rate	Period	Notional Balance ($)	Cap Rate
60	188,590,954	7.25000	71	96,021,319	7.25000
61	173,668,972	7.25000	72	92,542,982	7.25000
62	160,368,495	7.25000	73	89,188,766	7.25000
63	148,506,948	7.25000	74	85,953,940	7.25000
64	137,905,145	7.25000	75	82,833,989	7.25000
65	128,410,987	7.25000	76	79,824,579	7.25000
66	120,002,390	7.25000	77	76,921,548	7.25000
67	113,296,163	7.25000	78	74,120,906	7.25000
68	107,933,936	7.25000	79	71,418,822	7.25000
69	103,472,041	7.25000	80	68,811,600	7.25000
70	99,629,658	7.25000	81	66,295,704	7.25000

Contact Information

Bear Stearns’ Banking Contacts

Name:	Telephone:	E-Mail:
Matthew Perkins Senior Managing Director	(212) 272-7977	mperkins@bear.com

Josephine Musso Managing Director	(212) 272-6033	jmusso@bear.com

Nicholas Smith Vice-President	(212) 272-1241	nesmith@bear.com

Lisa Marks Managing Director	(212) 272-6420	lmarks@bear.com

Paul Nostro Analyst / Collateral	(212) 272-7621	pnostro@bear.com

Bear Stearns’ Trading Contacts

Name:	Telephone:	E-Mail:
Scott Eichel Senior Managing Director	(212) 272-5451	seichel@bear.com

Carol Fuller Senior Managing Director	(212) 272-4955	cfuller@bear.com

Angela Ward Associate Director	(212) 272-4955	adward@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:
Eric Fellows Moody’s	(415) 274-1728	Eric.Fellows@moodys.com

David Glehan Standard and Poor’s	(212) 438-7324	David_Glehan@sandp.com

BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

Part II of II

New Issue Computational Materials

$1,388,802,000 (Approximate)

Impac Secured Assets Corp.,
Mortgage Pass-Through Certificates, Series 2006-4

Impac Funding Corporation
Seller and Master Servicer

GMAC Mortgage Corporation
Sub-Servicer

October 30, 2006

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131328) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the definitive free writing prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Mortgage Loans

Summary of Loans in Sample Calculation Pool
(As of Sample Calculation Date)

		Range
Total Number of Loans	5,254
Total Outstanding Balance	$1,400,001,647.10
Average Loan Balance	$266,463.96	$19,296.87	to	$2,000,000.00
WA Mortgage Rate	7.322%	3.990%	to	14.850%
WA Mortgage Rate Net LPMI	7.308%	3.990%	to	14.850%
Net WAC	6.941%	3.585%	to	14.320%
% of Fixed Rate Mortgage Loans	35.88%
% of ARM Loans	64.12%
ARM Characteristics
WA Gross Margin	2.671%	1.875%	to	7.125%
WA Months to First Roll	58	0	to	119
WA Initial Rate Cap	4.547%	1.000%	to	6.000%
WA Subsequent Rate Cap	1.429%	1.000%	to	2.000%
WA Lifetime Cap	12.619%	8.990%	to	17.750%
WA Lifetime Floor	2.844%	1.875%	to	11.750%
WA Original Term (months)	352	180	to	360
WA Remaining Term (months)	351	170	to	360
WA Age (months)	2	0	to	52
WA LTV	75.63%	8.71%	to	100.00%
WA FICO	702	0	to	820
WA DTI%	39.53%	0	to	61.75
Secured by (% of pool)
1st Liens	97.09%
Prepayment Penalty at Loan Orig (% of all loans)	35.65%
Prepay Moves Exempted
Soft	11.40%
Hard	24.25%
No Prepay	64.35%
% Interest Only	75.83%
WA Interest Only Term (months)	82
% Silent Seconds	60.23%
% Loans LTV Greater than 80.00%	5.45%
% Loans LTV Greater than 80.00% that have MI	39.60%

Top 5 States (%)		Top 5 Prop Types (%)		Top 5 Doc Types (%)		Purpose Codes (%)		Occ Codes (%)		Orig PP Term (%)
CA	41.02	SFR	58.89	Stated	57.86	PUR	56.12	OO	79.65	None	64.35
FL	10.72	PUD	12.68	Full	12.79	REFI/CO	30.98	NOO	17.53	6	0.52
NY	5.40	CND	10.66	Exp VA	12.52	REFI/RT	12.90	2nd HM	2.82	12	8.44
AZ	5.14	2F	5.68	SISA	8.34					24	3.76
VA	4.16	D PUD	5.55	Exp ND	7.54					36	20.61
										60	2.32

Mortgage Loans

Description
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
1/1LIBOR	107,622.75	1	0.01	107,622.75	7.000	358	759	70.00
1/1LIBOR IO	1,893,855.00	6	0.14	315,642.50	7.636	358	729	70.56
10/1LIBOR BAL IO	184,916.14	1	0.01	184,916.14	6.375	358	692	60.66
10/1LIBOR IO	2,651,000.00	5	0.19	530,200.00	7.107	357	696	73.70
10/6LIBOR	703,233.45	2	0.05	351,616.73	7.253	359	639	78.26
10/6LIBOR IO	2,364,000.00	4	0.17	591,000.00	6.887	358	707	78.22
15YR FIXED	4,861,426.33	22	0.35	220,973.92	6.635	179	726	54.95
15YR FIXED IO	15,624,670.00	49	1.12	318,870.82	7.957	178	685	80.55
1MLIBOR	365,000.00	1	0.03	365,000.00	7.050	360	732	100.00
1MLIBOR IO	391,200.00	1	0.03	391,200.00	7.500	357	685	80.00
2/6LIBOR	2,515,322.91	9	0.18	279,480.32	9.190	358	664	78.68
2/6LIBOR BAL	423,706.84	4	0.03	105,926.71	9.358	358	623	80.50
2/6LIBOR IO	11,362,923.75	39	0.81	291,357.02	7.842	358	682	76.54
20YR FIXED	96,095.32	2	0.01	48,047.66	13.770	238	632	98.01
3/1LIBOR	194,702.33	1	0.01	194,702.33	7.375	358	638	52.64
3/1LIBOR IO	4,272,378.35	13	0.31	328,644.49	7.739	357	740	73.77
3/6LIBOR	2,784,453.16	12	0.20	232,037.76	7.664	358	702	77.13
3/6LIBOR IO	18,319,453.46	58	1.31	315,852.65	7.215	358	693	72.83
30/15 FIXED BAL	37,317,914.68	470	2.67	79,399.82	12.214	178	685	97.36
30/15 FIXED BAL IO	1,413,899.58	16	0.10	88,368.72	11.821	178	700	98.27
30YR FIXED	186,558,135.68	851	13.33	219,222.25	7.227	358	698	73.72
30YR FIXED IO	254,200,439.08	932	18.16	272,747.25	7.321	359	697	75.88
40/30 FIXED BAL	2,231,567.89	6	0.16	371,927.98	7.304	358	663	62.69
5/1CMT IO	195,100.00	1	0.01	195,100.00	6.250	358	797	80.00
5/1LIBOR	21,340,735.48	83	1.52	257,117.29	6.869	358	720	74.25
5/1LIBOR IO	185,835,471.44	540	13.27	344,139.76	6.878	358	716	76.23
5/6LIBOR	64,196,827.10	260	4.59	246,910.87	7.446	358	699	75.18
5/6LIBOR BAL	12,038,599.39	43	0.86	279,967.43	7.344	358	667	76.34
5/6LIBOR IO	535,063,786.22	1,747	38.22	306,275.78	7.152	358	702	74.75
6MLIBOR IO	539,200.00	2	0.04	269,600.00	7.627	358	691	80.00
7/1LIBOR	1,476,808.09	3	0.11	492,269.36	6.997	358	744	45.52
7/1LIBOR IO	18,793,566.10	38	1.34	494,567.53	6.868	358	713	75.40
7/6LIBOR	1,147,429.58	6	0.08	191,238.26	6.872	359	715	67.98
7/6LIBOR IO	8,536,207.00	26	0.61	328,315.65	6.772	359	695	75.31
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Range of Current Balance
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.00 - 250,000.00	433,869,022.11	2,996	30.99	144,816.10	7.747	341	697	77.13
250,000.01 - 300,000.00	145,582,068.49	531	10.40	274,165.85	7.161	356	698	75.76
300,000.01 - 350,000.00	131,970,438.45	407	9.43	324,251.69	7.124	356	698	75.51
350,000.01 - 400,000.00	130,097,092.41	345	9.29	377,093.02	7.118	355	700	76.28
400,000.01 - 450,000.00	112,829,879.89	267	8.06	422,583.82	7.122	356	700	74.87
450,000.01 - 500,000.00	90,613,473.77	190	6.47	476,913.02	7.162	353	704	76.71
500,000.01 - 550,000.00	73,243,021.04	140	5.23	523,164.44	7.094	351	703	75.83
550,000.01 - 600,000.00	54,448,326.47	94	3.89	579,237.52	7.066	358	711	75.45
600,000.01 - 650,000.00	50,937,728.04	81	3.64	628,860.84	7.281	356	715	74.54
650,000.01 - 700,000.00	28,457,220.82	42	2.03	677,552.88	7.005	346	717	71.21
700,000.01 - 750,000.00	23,376,225.39	32	1.67	730,507.04	7.061	358	707	72.39
750,000.01 - 800,000.00	25,647,532.75	33	1.83	777,197.96	7.314	359	712	75.15
800,000.01 - 850,000.00	13,308,269.24	16	0.95	831,766.83	7.106	347	715	68.30
850,000.01 - 900,000.00	11,425,342.63	13	0.82	878,872.51	7.003	358	721	76.83
900,000.01 - 950,000.00	12,018,116.86	13	0.86	924,470.53	7.373	358	696	74.28
950,000.01 - 1,000,000.00	31,675,436.92	32	2.26	989,857.40	7.105	358	719	70.15
1,000,000.01 - 1,050,000.00	2,047,500.00	2	0.15	1,023,750.00	7.323	358	741	65.14
1,050,000.01 - 1,150,000.00	2,224,005.58	2	0.16	1,112,002.79	6.242	359	746	67.13
1,150,000.01 - 1,200,000.00	1,188,733.99	1	0.08	1,188,733.99	6.250	358	760	73.25
1,200,000.01 - 1,300,000.00	6,237,500.00	5	0.45	1,247,500.00	7.396	358	697	69.95
1,300,000.01 - 1,400,000.00	4,058,362.72	3	0.29	1,352,787.57	7.557	358	691	71.27
1,400,000.01 - 1,450,000.00	1,424,250.00	1	0.10	1,424,250.00	6.500	355	723	75.00
1,450,000.01 - 1,750,000.00	7,541,000.00	5	0.54	1,508,200.00	6.689	357	726	68.57
1,750,000.01 - 1,800,000.00	1,781,099.53	1	0.13	1,781,099.53	7.625	357	678	70.00
1,800,000.01 +	4,000,000.00	2	0.29	2,000,000.00	6.625	359	699	61.08
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Range of Original Balance
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.00 - 250,000.00	433,869,022.11	2,996	30.99	144,816.10	7.747	341	697	77.13
250,000.01 - 300,000.00	145,582,068.49	531	10.40	274,165.85	7.161	356	698	75.76
300,000.01 - 350,000.00	131,970,438.45	407	9.43	324,251.69	7.124	356	698	75.51
350,000.01 - 400,000.00	130,097,092.41	345	9.29	377,093.02	7.118	355	700	76.28
400,000.01 - 450,000.00	112,829,879.89	267	8.06	422,583.82	7.122	356	700	74.87
450,000.01 - 500,000.00	90,613,473.77	190	6.47	476,913.02	7.162	353	704	76.71
500,000.01 - 550,000.00	73,243,021.04	140	5.23	523,164.44	7.094	351	703	75.83
550,000.01 - 600,000.00	54,448,326.47	94	3.89	579,237.52	7.066	358	711	75.45
600,000.01 - 650,000.00	50,937,728.04	81	3.64	628,860.84	7.281	356	715	74.54
650,000.01 - 700,000.00	28,457,220.82	42	2.03	677,552.88	7.005	346	717	71.21
700,000.01 - 750,000.00	23,376,225.39	32	1.67	730,507.04	7.061	358	707	72.39
750,000.01 - 800,000.00	25,647,532.75	33	1.83	777,197.96	7.314	359	712	75.15
800,000.01 - 850,000.00	13,308,269.24	16	0.95	831,766.83	7.106	347	715	68.30
850,000.01 - 900,000.00	11,425,342.63	13	0.82	878,872.51	7.003	358	721	76.83
900,000.01 - 950,000.00	12,018,116.86	13	0.86	924,470.53	7.373	358	696	74.28
950,000.01 - 1,000,000.00	31,675,436.92	32	2.26	989,857.40	7.105	358	719	70.15
1,000,000.01 - 1,050,000.00	2,047,500.00	2	0.15	1,023,750.00	7.323	358	741	65.14
1,050,000.01 - 1,150,000.00	2,224,005.58	2	0.16	1,112,002.79	6.242	359	746	67.13
1,150,000.01 - 1,200,000.00	1,188,733.99	1	0.08	1,188,733.99	6.250	358	760	73.25
1,200,000.01 - 1,300,000.00	6,237,500.00	5	0.45	1,247,500.00	7.396	358	697	69.95
1,300,000.01 - 1,400,000.00	4,058,362.72	3	0.29	1,352,787.57	7.557	358	691	71.27
1,400,000.01 - 1,450,000.00	1,424,250.00	1	0.10	1,424,250.00	6.500	355	723	75.00
1,450,000.01 - 1,750,000.00	7,541,000.00	5	0.54	1,508,200.00	6.689	357	726	68.57
1,750,000.01 - 1,800,000.00	1,781,099.53	1	0.13	1,781,099.53	7.625	357	678	70.00
1,800,000.01 +	4,000,000.00	2	0.29	2,000,000.00	6.625	359	699	61.08
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

State*
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
California	574,219,983.14	1,589	41.02	361,371.92	7.070	348	708	74.54
Florida	150,105,522.84	712	10.72	210,822.36	7.672	349	695	75.98
New York	75,583,782.52	216	5.40	349,924.92	7.620	350	687	75.19
Arizona	71,996,367.01	289	5.14	249,122.38	7.407	356	698	75.03
Virginia	58,262,965.85	202	4.16	288,430.52	7.325	353	692	78.15
Illinois	54,451,441.78	256	3.89	212,700.94	7.736	353	690	77.22
Maryland	39,114,529.95	166	2.79	235,629.70	7.471	351	690	77.99
New Jersey	35,765,799.26	123	2.55	290,778.86	7.695	352	699	74.59
Nevada	35,254,772.51	146	2.52	241,471.04	7.294	351	694	76.55
Other	305,246,482.24	1,555	21.80	196,299.99	7.396	355	702	76.69
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63
* All States with loan concentrations less than 2.52% of the total balance were placed in the other category.

Mortgage Loans

Loan-to-Value Ratios
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.00 - 10.00	135,000.00	1	0.01	135,000.00	6.750	357	701	8.71
10.01 - 15.00	359,668.15	5	0.03	71,933.63	6.677	334	732	14.18
15.01 - 20.00	713,286.90	5	0.05	142,657.38	6.596	359	693	17.14
20.01 - 25.00	1,916,960.60	9	0.14	212,995.62	6.678	325	698	23.19
25.01 - 30.00	2,450,513.53	14	0.18	175,036.68	6.969	358	717	27.89
30.01 - 35.00	3,651,584.70	19	0.26	192,188.67	6.535	341	740	32.81
35.01 - 40.00	7,536,105.41	29	0.54	259,865.70	6.566	334	723	38.14
40.01 - 45.00	9,020,249.91	33	0.64	273,340.91	6.758	359	714	42.61
45.01 - 50.00	18,541,293.54	67	1.32	276,735.72	6.636	356	719	48.09
50.01 - 55.00	25,730,569.06	80	1.84	321,632.11	6.741	355	716	53.28
55.01 - 60.00	31,031,729.64	89	2.22	348,671.12	6.705	356	719	57.94
60.01 - 65.00	54,868,657.49	170	3.92	322,756.81	6.870	358	696	63.50
65.01 - 70.00	179,900,067.49	661	12.85	272,163.49	7.119	358	703	69.40
70.01 - 75.00	204,396,930.45	636	14.60	321,378.82	7.211	357	702	74.54
75.01 - 80.00	783,510,944.70	2,756	55.97	284,292.80	7.230	355	701	79.77
80.01 - 85.00	7,713,202.11	48	0.55	160,691.71	7.977	338	675	83.95
85.01 - 90.00	19,376,782.74	130	1.38	149,052.17	8.665	325	686	89.83
90.01 - 95.00	20,389,992.02	204	1.46	99,950.94	10.287	271	682	94.75
95.01 +	28,758,108.66	298	2.05	96,503.72	11.759	199	684	99.78
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Current Mortgage Rate
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
3.500 - 3.999	861,250.00	1	0.06	861,250.00	3.990	357	727	80.00
5.000 - 5.499	1,661,475.90	6	0.12	276,912.65	5.207	358	727	68.05
5.500 - 5.999	25,435,412.27	67	1.82	379,633.02	5.829	358	730	67.20
6.000 - 6.499	107,832,710.80	279	7.70	386,497.17	6.240	355	718	69.99
6.500 - 6.999	453,389,449.97	1,446	32.38	313,547.34	6.741	357	712	73.52
7.000 - 7.499	339,872,487.45	1,284	24.28	264,698.20	7.192	357	700	75.91
7.500 - 7.999	277,342,350.05	1,045	19.81	265,399.38	7.666	353	690	76.85
8.000 - 8.499	94,749,641.80	378	6.77	250,660.43	8.177	355	686	78.08
8.500 - 8.999	41,343,850.20	177	2.95	233,581.07	8.682	351	676	78.53
9.000 - 9.499	8,740,353.89	36	0.62	242,787.61	9.170	338	680	81.12
9.500 - 9.999	7,735,603.00	30	0.55	257,853.43	9.699	344	672	84.15
10.000 - 10.499	1,399,063.16	13	0.10	107,620.24	10.294	219	715	91.70
10.500 - 10.999	3,886,839.85	44	0.28	88,337.27	10.756	206	714	96.95
11.000 - 11.499	3,995,314.82	45	0.29	88,784.77	11.229	179	710	98.18
11.500 - 11.999	6,742,785.09	89	0.48	75,761.63	11.734	189	690	97.24
12.000 - 12.499	6,663,842.17	83	0.48	80,287.26	12.240	184	697	97.05
12.500 - 12.999	10,388,607.79	127	0.74	81,800.06	12.702	184	671	97.57
13.000 - 13.499	3,086,588.86	38	0.22	81,226.02	13.187	178	649	97.60
13.500 - 13.999	3,468,750.67	49	0.25	70,790.83	13.689	187	643	97.77
14.000 - 14.499	780,699.51	8	0.06	97,587.44	14.088	296	677	94.09
14.500 - 14.999	624,569.85	9	0.04	69,396.65	14.625	179	680	94.81
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Property Type
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
2-FAMILY	79,589,777.29	269	5.68	295,872.78	7.534	351	698	75.57
3-FAMILY	35,799,556.59	103	2.56	347,568.51	7.765	340	706	73.82
4-FAMILY	31,343,400.25	92	2.24	340,689.13	8.084	339	707	75.37
2-4FAMILY	5,515,548.43	16	0.39	344,721.78	6.952	357	708	73.40
CONDO	149,184,406.92	671	10.66	222,331.46	7.326	349	707	75.77
CONDOTEL	172,800.00	1	0.01	172,800.00	8.375	358	742	80.00
D-PUDS	77,641,225.12	279	5.55	278,283.96	7.367	348	707	76.34
HI-RISE	15,262,492.10	51	1.09	299,264.55	8.001	343	705	76.50
PUD	177,473,140.62	642	12.68	276,437.91	7.234	355	703	75.98
SFR	824,482,017.91	3,105	58.89	265,533.66	7.255	351	700	75.52
TOWNHOUSE	3,537,281.87	25	0.25	141,491.27	7.914	348	694	81.37
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Purpose
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Cash Out Refinance	433,740,299.81	1,583	30.98	273,998.93	7.277	353	691	72.11
Purchase	785,702,180.46	3,061	56.12	256,681.54	7.436	349	707	78.41
Rate/Term Refinance	180,559,166.83	610	12.90	295,998.63	6.935	353	702	71.95
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Occupancy
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Investor	245,409,776.07	1,255	17.53	195,545.64	7.655	351	711	73.90
Owner Occupied	1,115,056,040.98	3,834	79.65	290,833.60	7.240	350	699	76.07
Second Home	39,535,830.05	165	2.82	239,611.09	7.571	355	710	73.87
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Range of Months Remaining to Scheduled Maturity
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
121 - 180	59,217,910.59	557	4.23	106,315.82	10.623	178	689	89.46
181 - 240	96,095.32	2	0.01	48,047.66	13.770	238	632	98.01
241 - 360	1,340,687,641.19	4,695	95.76	285,556.47	7.176	358	702	75.01
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Collateral Grouped by Document Type
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
Express No Doc	105,532,086.52	465	7.54	226,950.72	7.424	357	711	70.28
Express No Doc Verified Assets	2,715,346.00	8	0.19	339,418.25	7.965	359	671	75.64
Express Non-Verified Assets	6,183,445.56	23	0.44	268,845.46	7.407	356	684	73.08
Express Verified Assets	175,322,855.62	646	12.52	271,397.61	7.405	352	703	76.37
FISA	2,452,797.39	16	0.18	153,299.84	7.135	358	664	73.27
Full	179,125,073.48	659	12.79	271,813.47	6.856	354	712	75.56
NINA	1,908,910.21	8	0.14	238,613.78	7.515	358	679	77.00
SISA	116,781,829.09	410	8.34	284,833.73	7.039	356	701	74.31
Stated	809,979,303.23	3,019	57.86	268,293.91	7.432	348	698	76.39
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Collateral Grouped by FICO
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0 - 500	752,637.73	3	0.05	250,879.24	7.328	359	0	62.62
581 - 600	1,489,363.32	8	0.11	186,170.42	7.963	358	598	68.39
601 - 620	14,273,441.52	59	1.02	241,922.74	7.887	349	615	76.96
621 - 640	137,903,849.84	582	9.85	236,948.20	7.826	345	631	78.09
641 - 660	131,225,756.84	549	9.37	239,026.88	7.624	345	651	76.23
661 - 680	187,333,353.04	709	13.38	264,221.94	7.466	350	670	75.93
681 - 700	246,311,678.07	932	17.59	264,282.92	7.308	353	690	75.70
701 - 720	208,189,725.19	757	14.87	275,019.45	7.211	351	710	75.77
721 - 740	175,801,043.22	611	12.56	287,726.75	7.090	353	730	76.02
741 - 760	127,232,923.04	462	9.09	275,395.94	7.130	353	750	73.76
761 - 780	90,785,247.99	319	6.48	284,593.25	7.070	352	771	74.58
781 - 800	57,515,765.91	202	4.11	284,731.51	6.940	349	789	72.59
801 +	21,186,861.39	61	1.51	347,325.60	6.920	356	807	71.56
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Collateral Grouped by Prepayment Penalty Months
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
No Prepay	900,897,684.96	3,343	64.35	269,487.79	7.301	354	707	75.19
6 Month	7,317,987.77	28	0.52	261,356.71	7.757	352	696	78.56
1 Year	118,147,556.10	432	8.44	273,489.71	7.548	342	694	76.85
2 Year	52,635,466.46	233	3.76	225,903.29	7.584	345	685	76.40
3 Year	288,574,843.33	1,097	20.61	263,058.20	7.261	345	694	76.39
5 Year	32,428,108.48	121	2.32	268,000.90	7.114	355	681	74.51
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Range of Months to First Roll
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	502,304,148.56	2,348	35.88	213,928.51	7.676	337	696	76.62
0.00	391,200.00	1	0.03	391,200.00	7.500	357	685	80.00
0.01 - 12.99	2,905,677.75	10	0.21	290,567.78	7.537	358	723	75.99
13.00 - 18.99	757,530.00	3	0.05	252,510.00	7.570	351	703	78.52
19.00 - 24.99	13,544,423.50	49	0.97	276,416.81	8.155	358	676	76.95
32.00 - 49.99	26,932,790.83	88	1.92	306,054.44	7.303	358	700	71.67
50.00 - 55.99	21,649,077.85	63	1.55	343,636.16	6.958	355	709	74.14
56.00 - 79.99	795,659,638.25	2,607	56.83	305,201.24	7.114	358	705	75.21
80.00 +	35,857,160.36	85	2.56	421,848.95	6.874	358	707	73.95
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Range of Gross Margin
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	502,304,148.56	2,348	35.88	213,928.51	7.676	337	696	76.62
1.750 - 1.999	478,493.15	2	0.03	239,246.58	7.250	357	749	55.31
2.250 - 2.499	825,000.00	1	0.06	825,000.00	7.375	358	651	72.37
2.500 - 2.749	492,689,419.56	1,605	35.19	306,971.60	7.094	358	717	74.87
2.750 - 2.999	3,094,718.46	8	0.22	386,839.81	7.270	357	684	74.61
3.000 - 3.249	60,070,733.38	216	4.29	278,105.25	7.295	358	685	76.51
3.250 - 3.499	204,335,577.39	644	14.60	317,291.27	7.043	359	688	73.90
3.500 - 3.749	58,617,618.82	164	4.19	357,424.51	6.985	358	704	75.86
3.750 - 3.999	29,774,776.44	99	2.13	300,755.32	7.321	358	694	77.37
4.000 - 4.249	25,883,331.80	87	1.85	297,509.56	7.320	357	683	76.61
4.250 - 4.499	4,206,862.64	15	0.30	280,457.51	7.553	358	670	80.70
4.500 - 4.749	380,000.00	1	0.03	380,000.00	6.875	355	780	67.86
4.750 - 4.999	3,568,840.34	11	0.25	324,440.03	8.405	358	669	83.24
5.000 - 5.249	1,515,747.65	5	0.11	303,149.53	7.921	356	667	75.92
5.500 - 5.749	9,425,756.05	35	0.67	269,307.32	7.716	358	686	80.58
5.750 - 5.999	135,817.67	1	0.01	135,817.67	8.500	359	599	79.99
6.000 - 6.249	349,600.00	1	0.02	349,600.00	7.125	359	683	80.00
6.250 - 6.499	345,838.23	2	0.02	172,919.12	6.861	358	692	66.47
6.500 - 6.749	991,234.33	3	0.07	330,411.44	9.787	358	637	75.70
6.750 - 6.999	175,960.00	1	0.01	175,960.00	7.800	358	601	80.00
7.000 - 7.249	832,172.63	5	0.06	166,434.53	8.878	359	658	75.35
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Range of Lifetime Caps
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	502,304,148.56	2,348	35.88	213,928.51	7.676	337	696	76.62
8.500 - 8.999	861,250.00	1	0.06	861,250.00	3.990	357	727	80.00
9.500 - 9.999	365,000.00	1	0.03	365,000.00	7.050	360	732	100.00
10.500 - 10.999	378,072.00	1	0.03	378,072.00	5.000	355	698	80.00
11.000 - 11.499	4,606,432.14	14	0.33	329,030.87	5.832	357	731	73.28
11.500 - 11.999	37,330,860.63	97	2.67	384,854.23	6.234	357	718	72.78
12.000 - 12.499	162,040,482.55	516	11.57	314,031.94	6.639	358	717	73.57
12.500 - 12.999	171,016,355.23	575	12.22	297,419.75	6.943	358	710	73.59
13.000 - 13.499	261,658,953.39	835	18.69	313,364.02	7.068	358	706	75.08
13.500 - 13.999	137,653,272.70	446	9.83	308,639.62	7.456	358	698	76.74
14.000 - 14.499	77,136,554.68	246	5.51	313,563.23	7.797	358	685	76.72
14.500 - 14.999	21,306,185.09	79	1.52	269,698.55	8.203	358	676	78.69
15.000 - 15.499	13,717,308.67	54	0.98	254,024.23	8.707	359	671	79.62
15.500 - 15.999	3,435,587.59	17	0.25	202,093.39	9.234	359	673	81.10
16.000 - 16.499	4,338,125.94	14	0.31	309,866.14	9.665	359	674	84.66
16.500 - 16.999	315,135.26	3	0.02	105,045.09	10.069	358	662	78.63
17.000 - 17.499	1,408,746.55	5	0.10	281,749.31	10.172	358	650	79.84
17.500 - 17.999	129,176.12	2	0.01	64,588.06	11.750	358	625	85.00
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Next Interest Adjustment Date
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	502,304,148.56	2,348	35.88	213,928.51	7.676	337	696	76.62
November 2006	391,200.00	1	0.03	391,200.00	7.500	357	685	80.00
February 2007	365,000.00	1	0.03	365,000.00	7.050	360	732	100.00
March 2007	359,200.00	1	0.03	359,200.00	6.125	358	698	80.00
April 2007	180,000.00	1	0.01	180,000.00	10.625	359	676	80.00
August 2007	128,000.00	1	0.01	128,000.00	7.625	357	666	80.00
September 2007	1,739,452.75	5	0.12	347,890.55	7.598	358	733	69.49
October 2007	134,025.00	1	0.01	134,025.00	7.625	359	758	75.00
December 2007	285,600.00	1	0.02	285,600.00	7.125	349	709	80.00
April 2008	471,930.00	2	0.03	235,965.00	7.839	353	700	77.63
June 2008	414,000.00	4	0.03	103,500.00	7.125	355	694	75.00
July 2008	227,900.00	1	0.02	227,900.00	9.750	356	673	95.00
August 2008	2,851,773.75	6	0.20	475,295.63	8.055	357	674	75.06
September 2008	3,637,982.92	15	0.26	242,532.19	8.072	358	664	76.75
October 2008	6,064,266.83	22	0.43	275,648.49	8.330	359	679	77.24
November 2008	348,500.00	1	0.02	348,500.00	6.975	360	714	79.99
July 2009	194,928.06	2	0.01	97,464.03	7.699	356	677	81.55
August 2009	4,809,845.60	20	0.34	240,492.28	7.672	357	731	75.49
September 2009	12,215,645.65	35	0.87	349,018.45	7.420	358	700	74.19
October 2009	6,169,017.99	20	0.44	308,450.90	7.359	359	680	74.15
November 2009	2,181,550.00	7	0.16	311,650.00	6.228	360	703	60.35
November 2010	141,803.53	1	0.01	141,803.53	6.875	348	631	75.00
December 2010	1,220,000.00	3	0.09	406,666.67	6.309	349	691	36.95
April 2011	2,210,509.77	6	0.16	368,418.30	6.935	353	693	74.52
May 2011	3,358,025.21	13	0.24	258,309.63	6.999	354	713	75.66
June 2011	16,080,542.87	44	1.15	365,466.88	6.953	355	710	73.77
July 2011	41,748,968.46	144	2.98	289,923.39	6.941	356	700	74.63
August 2011	111,690,952.03	361	7.98	309,393.22	7.043	357	711	75.64
September 2011	387,418,855.99	1,300	27.67	298,014.50	7.190	358	712	75.30
October 2011	188,920,095.77	596	13.49	316,980.03	7.073	359	694	75.23
November 2011	65,880,766.00	206	4.71	319,809.54	7.010	360	689	74.33
July 2013	299,161.98	1	0.02	299,161.98	6.375	356	803	80.00
August 2013	723,493.15	3	0.05	241,164.38	6.954	357	745	61.88
September 2013	21,001,261.06	42	1.50	500,030.03	6.871	358	713	74.28
October 2013	6,825,094.58	24	0.49	284,378.94	6.817	359	691	72.15
November 2013	1,105,000.00	3	0.08	368,333.33	6.626	360	701	75.99
May 2016	400,000.00	1	0.03	400,000.00	6.250	354	696	49.69
June 2016	323,000.00	1	0.02	323,000.00	6.875	355	650	68.73
September 2016	4,360,485.64	8	0.31	545,060.71	7.071	358	705	78.96
October 2016	819,663.95	2	0.06	409,831.98	7.131	359	648	73.38
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Initial Fixed Period
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	502,304,148.56	2,348	35.88	213,928.51	7.676	337	696	76.62
3	756,200.00	2	0.05	378,100.00	7.283	358	708	89.65
6	539,200.00	2	0.04	269,600.00	7.627	358	691	80.00
12	2,001,477.75	7	0.14	285,925.39	7.602	358	730	70.53
24	14,301,953.50	52	1.02	275,037.57	8.124	358	677	77.03
36	25,570,987.30	84	1.83	304,416.52	7.353	358	701	73.30
60	818,670,519.63	2,674	58.48	306,159.51	7.108	358	705	75.13
84	29,954,010.77	73	2.14	410,328.91	6.847	358	709	73.62
120	5,903,149.59	12	0.42	491,929.13	7.013	358	693	75.64
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Initial Rate Cap
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	502,304,148.56	2,348	35.88	213,928.51	7.676	337	696	76.62
1.000	936,200.00	3	0.07	312,066.67	7.925	359	702	87.80
2.000	13,964,025.25	40	1.00	349,100.63	7.333	358	717	73.93
3.000	268,037,350.07	871	19.15	307,735.19	7.182	359	687	74.78
5.000	439,932,627.38	1,468	31.42	299,681.63	7.137	358	710	74.89
6.000	174,827,295.84	524	12.49	333,639.88	6.979	358	716	75.96
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Subsequent Rate Cap
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
FIXED	502,304,148.56	2,348	35.88	213,928.51	7.676	337	696	76.62
1.000	512,259,873.17	1,740	36.59	294,402.23	7.260	358	696	74.47
1.500	1,049,233.50	3	0.07	349,744.50	9.697	358	635	75.65
2.000	384,388,391.87	1,163	27.46	330,514.52	6.935	358	716	75.86
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63

Mortgage Loans

Range of DTI
Description	Current Balance ($)	# of Loans	% of Total	Average Balance ($)	Gross WAC (%)	Rem Term	FICO	Orig. LTV (%)
0.00 - 5.00	293,718,629.33	1,163	20.98	252,552.56	7.419	354	705	74.10
5.01 - 10.00	1,048,602.36	7	0.07	149,800.34	7.597	322	685	74.79
10.01 - 15.00	3,200,986.81	24	0.23	133,374.45	7.341	359	715	76.77
15.01 - 20.00	14,923,801.73	76	1.07	196,365.81	7.361	354	717	70.57
20.01 - 25.00	27,362,074.18	127	1.95	215,449.40	7.318	354	694	73.69
25.01 - 30.00	68,847,523.27	283	4.92	243,277.47	7.279	349	706	73.63
30.01 - 35.00	120,243,013.23	488	8.59	246,399.62	7.275	351	705	74.11
35.01 - 40.00	256,400,150.83	918	18.31	279,303.00	7.234	353	703	75.64
40.01 - 45.00	421,133,997.55	1,472	30.08	286,096.47	7.242	349	701	76.99
45.01 - 50.00	177,384,174.79	651	12.67	272,479.53	7.560	344	688	77.75
50.01 - 55.00	13,105,179.78	39	0.94	336,030.25	6.907	355	708	73.75
55.01 +	2,633,513.24	6	0.19	438,918.87	6.951	350	722	60.69
TOTAL	1,400,001,647.10	5,254	100.00	266,463.96	7.322	351	702	75.63